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                                                                    Exhibit 21.1

                                    CRAY INC.
                           PARENT & SUBSIDIARIES LIST

    Parent /Subsidiary Name                 Date Formed               Country/State           % Ownership
    -----------------------                 -----------               -------------           -----------

   Cray Inc.                                     12/7/87           U.S./Washington State         Parent

   Cray Federal Inc.                            11/03/00           U.S./Washington State         100%

   New Technology Endeavors, Inc.               05/02/03           U.S./Washington State         100%

   Cray Australia Pty Ltd.                      03/23/00           Australia                     100%

   Cray Brazil, Inc.                             8/25/00           U.S./Washington State         100%
     Cray Computadores do Brasil Ltda.          11/17/00           Brazil                        99.9%

   Cray Canada Inc.                              7/17/02           Canada                        100%

   Cray Canada (Washington), Inc.                3/17/00           U.S./Washington State         100%
     Cray Canada Corp./Societe Cray Canada       3/20/00           Canada, Nova Scotia           100%

   Cray China Limited                            8/07/00           China                         100%

   Cray Computer Finland Oy                      6/20/00           Finland                       100%

   Cray Computer SAS                             4/03/00           France                        100%

   Cray Computer Deutschland GmbH                3/31/00           Germany                       100%

   Cray Supercomputers (Israel) Ltd.             9/16/01           Israel                        100%

   Cray Italy S.r.l.                             7/12/00           Italy                         100%

   Cray Japan, Inc.                              3/17/00           U.S./Washington State         100%
     Cray Japan, Inc. (Branch)                                     Japan                         100%

   Cray Korea, Inc.                              3/17/00           U.S./Washington State         100%
     Cray Korea, Inc. (Branch)                                     South Korea                   100%

   Cray Netherlands B.V.                         6/23/00           Netherlands                   100%

   Cray Computer South Africa                    2/23/00           South Africa                  100%
     (Proprietary) Limited

   Cray Computer Spain, S.L.                     3/30/00           Spain                         100%

   Cray-Tera Sweden AB                           3/03/99           Sweden                        100%

   Cray Computer GmbH                            4/05/00           Switzerland                   100%

   Cray Taiwan, Inc.                             4/05/01           U.S./Washington State         100%

   Cray U.K. Limited                             3/07/00           United Kingdom                100%

3084316 Nova Scotia Limited                      2/10/04           Canada, Nova Scotia           100%

3084317 Nova Scotia Limited                      2/10/04           Canada, Nova Scotia           100%
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